CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2024, relating to the financial statements and financial highlights of Greenspring Income
Opportunities Fund, a series of Manager Directed Portfolios, for the year ended September 30, 2024, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public
Accounting Firm” in the Prospectus, and “Service Providers” and “Independent Registered Public Accounting
Firm” in the Statement of Additional Information.
/s/Cohen & Company, LTD.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
January 27, 2025